Exhibit 4.25
EXECUTION VERSION

THIS WARRANT AND THE ADSs (AS DEFINED BELOW) ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS AND UNTIL REGISTERED UNDER SAID ACT AND LAWS OR PURSUANT TO AN OPINION OF LEGAL COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO MESOBLAST LIMITED THAT SUCH OFFER, SALE, PLEDGE OR OTHER TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

WARRANT TO PURCHASE AMERICAN DEPOSITARY SHARES

Number of American Depositary Shares: [•]
(subject to adjustment)

Warrant No. [•]    Original Issue Date: 7 March 2023

Mesoblast Limited, a corporation incorporated under the laws of Australia (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [•] or its registered assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company up to a total of [•] American Depositary Shares (the “ADSs”), each representing five (5) ordinary shares, no par value, of the Company (the “Ordinary Shares”) (each such ADS, a “Warrant ADS” and all such ADSs, the “Warrant ADSs,” and the ordinary shares underlying the Warrant ADSs, the “Warrant Shares”) at an exercise price per ADS equal to US$3.70 (as adjusted from time to time as provided in Section 9 herein, the “Exercise Price”), upon surrender of this Warrant to Purchase ADSs (together with any Warrants to Purchase ADSs issued in exchange, transfer or replacement hereof, the “Warrant”) at any time and from time to time on or after the date hereof (the “Original Issue Date”), subject to the following terms and conditions:

1.Definitions. For purposes of this Warrant, the following terms shall have the following meanings:

(a)“ADRs” means the American Depositary Receipts evidencing the ADSs.

(b)“Affiliate” means any Person directly or indirectly controlled by, controlling or under common control with, a Holder, but only for so long as such control shall continue. For purposes of this definition, “control” (including, with correlative meanings, “controlled by”, “controlling” and “under common control with”) means, with respect to a Person, possession, direct or indirect, of (a) the power to direct or cause direction of the management and policies of such Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), or (b) at least 10% of the voting securities (whether directly or pursuant to any option, warrant or other similar arrangement) or other comparable equity interests of such Person.

(c)“ASX Listing Rules” means the listing rules of the Australian Securities Exchange, a financial market operated by ASX Limited.

(d)“Commission” means the United States Securities and Exchange Commission.

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(e)“Corporations Act” means the Corporations Act 2001 of Australia, as amended.

(f)“Closing Sale Price” means, for any security as of any date, the last trade price for such security on the Principal Trading Market for such security, as reported by Bloomberg Financial Markets, or, if such Principal Trading Market begins to operate on an extended hours basis and does not designate the last trade price, then the last trade price of such security prior to 4:00 P.M., New York City time, as reported by Bloomberg Financial Markets, or if the foregoing do not apply, the last trade price of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg Financial Markets. If the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Sale Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then the Board of Directors of the Company shall use its good faith judgment to determine the fair market value. The Board of Directors’ determination shall be binding upon all parties absent demonstrable error. All such determinations shall be appropriately adjusted for any share dividend, share split, share combination or other similar transaction during the applicable calculation period.

(g)“Depositary” means JP Morgan Chase Bank, N.A., the Company’s depositary registrar for the ADSs, and any successor appointed in such capacity.

(h)“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(i)“Principal Trading Market’ means the national securities exchange or other trading market on which the ADSs are primarily listed on and quoted for trading, which, as of the Original Issue Date, shall be the Nasdaq Global Select Market.

(j)“Registration Statement” means the Company’s Registration Statement on Form F-6 (File No. 333-207378), declared effective on October 19, 2015.

(k)“Securities Act’’ means the Securities Act of 1933, as amended.

(l)“Trading Day” means any weekday on which the Principal Trading Market is normally open for trading.

2.Issuance of Securities: Registration of Warrant ADSs. This Warrant has not been, and will not be, registered under the Securities Act. Accordingly, this Warrant is a “restricted security” under Rule 144 promulgated under the Securities Act and may not be transferred unless registered under the Securities Act or in transactions exempt from, or not subject to, the registration and/or qualification requirements of the Securities Act and applicable state securities laws. The Company shall register ownership of this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register’’), in the name of the record Holder (which shall include the initial Holder or, as the case may be, any assignee to which this Warrant is assigned hereunder) from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.

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3.Registration of Transfers. Subject to compliance with all applicable securities laws, the Company shall, register the transfer of all or any portion of this Warrant in the Warrant Register, upon surrender of this Warrant, and payment for all applicable transfer taxes (if any). Upon any such registration or transfer, a new warrant to purchase ADSs in substantially the form of this Warrant (any such new warrant, a “New Warrant”) evidencing the portion of this Warrant so transferred shall be issued to the transferee, and a New Warrant evidencing the remaining portion of this Warrant not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Warrant by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations in respect of the New Warrant that the Holder has in respect of this Warrant. The Company shall, prepare, issue and deliver at the Company’s own expense any New Warrant under this Section 3. Until due presentment for registration of transfer, the Company may treat the registered Holder hereof as the owner and holder for all purposes, and the Company shall not be affected by any notice to the contrary.

4.Exercise and Duration of Warrants.

(a)All or any part of this Warrant shall be exercisable by the registered Holder in any manner permitted by this Warrant at any time and from time to time on or after the Original Issue Date.

(b)The Holder may exercise this Warrant by delivering to the Company and the Depositary, as applicable, (i) an exercise notice, in the form attached as Schedule 1 hereto (the “Exercise Notice”), completed and duly signed; (ii) a Letter of Transmittal to the Depositary in the form attached as Schedule 2, which may be updated by the Company from time to time as reasonably necessary, completed and duly signed; and (iii) payment of the Exercise Price for the number of Warrant ADSs as to which this Warrant is being exercised, and the date on which the last of such items is delivered to the Company (as determined in accordance with the notice provisions hereof) is an “Exercise Date.” The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice shall have the same effect as cancellation of the original Warrant and issuance of a New Warrant evidencing the right to purchase the remaining number of Warrant ADSs, if any. An Exercise Notice must be issued for Warrants that have a minimum aggregate Exercise Price of the lesser of: (i) $50,000 or (ii) the balance of the total of the Warrants held by the holder.

5.Delivery of Warrant ADSs.

(a)Subject to Section 5(d), upon exercise of this Warrant and payment of the Exercise Price, the Company shall promptly (but in no event later than five (5) Trading Days after the Exercise Date), (i) cause its registrar to deposit the Warrant Shares subject to such exercise with the Depositary, (ii) cause the Depositary to credit such aggregate number of ADSs to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with The Depository Trust Company (“DTC”) through its Deposit Withdrawal Agent Commission system, or if the Depositary is not participating in the Fast Automated Securities Transfer Program (the “FAST Program”) or if the ADRs are required to bear a legend regarding restriction on transferability, credit the Warrant ADSs to the Holder’s or its designee’s balance account on the ADS register, which may be the ADS register maintained by the Depositary on behalf of the Company, and (iii) unless this Warrant has been issued with disclosure to investors

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under Part 6D.2 of the Corporations Act, release on the announcements platform of the Australian Securities Exchange a notice under section 708A(5)(e) of the Corporations Act that complies with section 708A(6) of the Corporations Act (“Cleansing Notice”) or a cleansing prospectus that complies with section 713 of the Corporations Act (“Cleansing Prospectus”).
The Holder, or any natural person or legal entity (each, a “Person”) so designated by the Holder to receive Warrant ADSs, shall be deemed to have become the holder of record of such Warrant ADSs as of the Exercise Date, irrespective of the date such Warrant ADSs are credited to the Holder’s OTC account or the date of delivery of the ADRs evidencing such Warrant ADSs, as the case may be.

(b)Other than where as a result of the operation of Section 5(d), if by the close of the fifth (5th) Trading Day after the Exercise Date, the Company fails to deliver, or fails to cause the Depositary to deliver, as applicable, to the Holder the required number of Warrant ADSs in the manner required pursuant to Section 5(a) or fails to credit, or fails to cause the Depositary to credit, as applicable, the Holder’s balance account with OTC for such number of Warrant ADSs to which the Holder is entitled, and if after such fifth (5th) Trading Day and prior to the receipt of such Warrant ADSs, the Holder purchases (in an open market transaction or otherwise) ADSs to deliver in satisfaction of a sale by the Holder of the Warrant ADSs which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall, within five (5)
Trading Days after the Holder’s request and in the Holder’s sole discretion, either (1) pay in cash to the Holder an amount equal to the Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased, at which point the Company’s obligation to deliver such ADRs (and to issue such Warrant ADSs) shall terminate or (2) promptly honor its obligation to deliver to the Holder ADRs representing such Warrant ADSs and pay cash to the Holder in an amount equal to the excess (if any) of Holder’s total purchase price (including brokerage commissions, if any) for the ADSs so purchased in the Buy-In over the product of (A) the number of ADSs purchased in the Buy-In, times (B) the Closing Sale Price of an ADS on the Exercise Date.

(c)To the extent permitted by law and subject to Section 5(b) and Section 5(d), the Company’s obligations to issue and deliver Warrant ADSs in accordance with and subject to the terms hereof (including the limitations set forth in Section 11 below) are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance that might otherwise limit such obligation of the Company to the Holder in connection with the issuance of Warrant ADSs. Subject to Section 5(b), nothing herein shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver ADRs representing ADSs upon exercise of the Warrant as required pursuant to the terms hereof.

(d)Notwithstanding any other term of this Warrant, the Company is not obliged to issue and deliver any Warrant Shares (or to cause the Depositary to credit such aggregate number of ADSs) if the Company is required under section 5(a)(iii) to issue a Cleansing Notice or a

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Cleansing Prospectus and the Company (acting in good faith) considers (i) it is possessed of excluded information (as that term is defined in section 708A(7) of the Corporations Act) and that it would need to disclose that excluded information in order to issue a Cleansing Notice or Cleansing Prospectus, and (ii) the issuance of a Cleansing Notice or Cleansing Prospectus would materially prejudice the interests of the Company by reason of forcing disclosure of information which would not otherwise required disclosure under ASX Listing Rule 3.1, then the Company will only be obliged to issue and deliver the Warrant Shares (or to cause the Depositary to credit such aggregate number of ADSs) at such later date provided that such date shall be the earliest of
(x) five (5) Trading Days on which the Board of Directors has determined the Company would no longer be materially prejudiced by issuing the Cleansing Notice or Cleansing Prospectus, as applicable, and (y) twenty (20) Trading Days following the exercise of this Warrant.

6.Classes, Taxes and Expenses. Issuance and initial delivery of ADRs evidencing ADSs upon exercise of this Warrant shall be made without charge to the Holder for any issue or transfer tax, transfer agent fee or other incidental expense (excluding any applicable stamp duties) in respect of the issuance of such certificates, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the registration of Warrant ADSs or the Warrants in a name other than that of the Holder or an Affiliate thereof. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Warrant or receiving Warrant Shares upon exercise hereof.

7.Replacement of Warrant. If this Warrant is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation hereof, or in lieu of and substitution for this Warrant, a New Warrant, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction (in such case) and, in each case, a customary and reasonable indemnity and surety bond, if requested by the Company. Applicants for a New Warrant under such circumstances shall also comply with such other reasonable regulations and procedures and pay such other reasonable third-party costs as the Company may prescribe. If a New Warrant is requested as a result of a mutilation of this Warrant, then the Holder shall deliver such mutilated Warrant to the Company as a condition precedent to the Company’s obligation to issue the New Warrant.

8.Reservation of Warrant Shares. The Company covenants that all Warrant ADSs and the underlying Warrant Shares so issuable and deliverable shall, upon issuance and the payment of the applicable Exercise Price in accordance with the terms hereof, be duly and validly authorized, issued and fully paid and non-assessable. The Company will take all such action as may be reasonably necessary to assure that such ADSs may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any securities exchange or automated quotation system upon which the ADSs may be listed.

9.Certain Adjustments. Subject to the ASX Listing Rules, the Exercise Price and number of Warrant ADSs issuable upon exercise of this Warrant are subject to adjustment from time to time as set forth in this Section 9. To the extent of inconsistency with the ASX Listing Rules, the operation of this clause 9 shall be adjusted to conform with the adjustment required by the ASX Listing Rules. The terms of this Warrant, and the rights of the holder of this Warrant,

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may be changed by the Company to comply with the ASX Listing Rules applying to a reorganization of capital of the Company at the time of the reorganization.

(a)Share Dividends and Splits. If the Company, at any time while this Warrant is outstanding, (i) pays a dividend on its Ordinary Shares or otherwise makes a distribution on any class of share capital issued and outstanding on the Original Issue Date and in accordance with the terms of such shares on the Original Issue Date or as amended, as described in the Registration Statement, that is payable in Ordinary Shares, (ii) subdivides its outstanding Ordinary Shares into a larger number of Ordinary Shares, (iii) combines its outstanding Ordinary Shares into a smaller number of Ordinary Shares, (iv) reclassifies a class of share capital into Ordinary Shares of the Company, or (v) conducts a bonus issue (as defined in the ASX Listing Rules) then in each such case the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of Ordinary Shares outstanding immediately before such event and the denominator of which shall be the number of Ordinary Shares outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this paragraph shall become effective immediately after the record date for the determination of shareholders entitled to receive such dividend or distribution, provided, however, that if such record date shall have been fixed and such dividend is not fully paid on the date fixed therefor, the Exercise Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Exercise Price shall be adjusted pursuant to this paragraph as of the time of actual payment of such dividends. Any adjustment pursuant to clause (ii) or (iii) of this paragraph shall become effective immediately after the effective date of such subdivision or combination.

(b)Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of Ordinary Shares (i) evidences of its indebtedness, (ii) any security (other than a distribution of Ordinary Shares covered by the preceding paragraph),
(iii) rights or warrants to subscribe for or purchase any security or (iv) cash or any other asset (in each case, “Distributed Property”), then, upon any exercise of this Warrant, which shall be made subject to the Holder providing the Company with prior written notice of such Holder’s intent to exercise within five (5) business days after the public announcement of the distribution of Distributed Property, that occurs after the record date fixed for determination of shareholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant ADSs otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant ADSs had the Holder been the record holder of such Warrant ADSs immediately prior to such record date without regard to any limitation on exercise contained therein, in all cases subject to the terms of, and any limitations contained in, the deposit agreement among the Company, the Depositary, and the holders of the ADSs governing the terms of the ADSs, the Corporations Act, the ASX Listing Rules and Section 16(a).

(c)Rights Issue. If, at any time while this Warrant is outstanding, an offer or invitation is made by the Company to some or all of holders of Ordinary Shares to subscribe for shares, options or other securities of the Company on a pro rata basis, the Exercise Price shall be reduced as specified in ASX Listing Rule 6.22 in relation to pro rata issues (except bonus issues).

(d)Fundamental Transactions. If, at any time while this Warrant is outstanding (i) the Company effects any merger, amalgamation or consolidation of the Company with or into

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another Person, in which the Company is not the surviving entity and in which the shareholders of the Company immediately prior to such merger or consolidation do not own, directly or indirectly, at least 50% of the voting power of the surviving entity immediately after such merger or consolidation, (ii) the Company effects any sale to another Person of all or substantially all of its assets in one transaction or a series of related transactions, (iii) pursuant to any tender offer or exchange offer (whether by the Company or another Person), holders of share capital tender shares representing more than 50% of the voting power of the share capital of the Company and the Company or such other Person, as applicable, accepts such tender for payment, (iv) the Company consummates a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with another Person whereby such other Person acquires more than the 50% of the voting power of the share capital of the Company (except for any such transaction in which the shareholders of the Company immediately prior to such transaction maintain, in substantially the same proportions, the voting power of such Person immediately after the transaction), (v) the Company effects any reclassification of the Ordinary Shares or any compulsory share exchange pursuant to which the Ordinary Shares are effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Ordinary Shares covered by Section 9(a) above) or (vi) the Company effects any other event or transaction similar to the foregoing (in any such case, a “Fundamental Transaction”), then, at least ten (10) Trading Days prior to the consummation of such Fundamental Transaction, the Company shall provide written notice to the Holder, and if this Warrant is not fully exercised prior to the consummation of such Fundamental Transaction, then this Warrant may be exercised pursuant to the provisions of Section 4(b) hereof immediately prior to the consummation of such Fundamental Transaction, without giving effect to any beneficial ownership limitation set forth in Section 11 hereof.

(e)Change in ADS Ratio. If after the Original Issue Date the number of Ordinary Shares represented by one ADS is increased or reduced, then the number of Warrant ADSs to be provided on exercise of a Warrant will be reduced or increased (respectively) in inverse proportion to the change in the ADS-to-Ordinary ratio.

(f)Number of Warrant ADSs. Simultaneously with any adjustment to the Exercise Price pursuant to Section 9, the number of Warrant ADSs that may be purchased upon exercise of this Warrant shall be increased or decreased proportionately, so that after such adjustment the aggregate Exercise Price payable hereunder for the increased or decreased number of Warrant ADSs shall be the same as the aggregate Exercise Price in effect immediately prior to such adjustment.

(g)Calculations. All calculations under this Section 9 shall be made to the nearest one-tenth of one cent or the nearest share, as applicable.

(h)Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 9, the Company at its expense will, at the written request of the Holder, promptly compute such adjustment, in good faith, in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant ADSs or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and

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showing in detail the facts upon which such adjustment is based Upon written request, the Company will promptly deliver a copy of each such certificate to the Holder and to the Depositary.

(i)Notice of Corporate Events. If, while this Warrant is outstanding, the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Ordinary Shares, including, without limitation, any granting of rights or warrants to subscribe for or purchase any share capital of the Company or any subsidiary, (ii) authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then, except if such notice and the contents thereof shall be deemed to constitute material non-public information, the Company shall deliver to the Holder a notice of such transaction at least ten (10) days prior to the applicable record or effective date on which a Person would need to hold Ordinary Shares in order to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice. In addition, if while this Warrant is outstanding, the Company authorizes or approves, enters into any agreement contemplating or solicits shareholder approval for any Fundamental Transaction contemplated by Section 9(c), other than a Fundamental Transaction under clause (iii) of Section 9(c), the Company shall deliver to the Holder a notice of such Fundamental Transaction at least thirty (30) days prior to the date such Fundamental Transaction is consummated. Holder agrees to maintain any information disclosed pursuant to this Section 9(g) in confidence until such information is publicly available, and shall comply with applicable law with respect to trading in the Company’s securities following receipt any such information.

(j)Other Events. If any event of the type contemplated by the provisions of this Section 9 but not expressly provided for by such provisions occurs, then the Company shall make an appropriate adjustment in the Exercise Price and the number of Warrant ADSs or other securities issuable upon exercise of this Warrant (as applicable) so as to protect the rights of the Holder in a manner consistent with the provisions of this Section 9; provided, that no such adjustment pursuant to this Section 9(i) shall increase the Exercise Price or decrease the number of Warrant ADSs or other securities issuable as otherwise determined pursuant to this Section 9.

10.[reserved].

11.Limitations on Exercise.

(a)Notwithstanding anything to the contrary herein, the Company shall not effect any exercise of this Warrant, and the holder shall not be entitled to exercise this Warrant for a number of Warrant ADSs in excess of that number of Warrant ADSs which, upon giving effect or immediately prior to such exercise, would cause (i) the aggregate number of Ordinary Shares beneficially owned by the Holder, its Affiliates and any Persons who are members of a Section 13(d) group with such Holder or its Affiliates to exceed 9.99% (the ‘‘Maximum Percentage”) of the total number of issued and outstanding Ordinary Shares of the Company following such exercise, or (ii) the combined voting power of the securities of the Company beneficially owned by the Holder and its Affiliates and any other Persons who are members of a Section 13(d) group with such Holder or its Affiliates to exceed the Maximum Percentage of the combined voting

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power of all of the securities of the Company then outstanding following such exercise. For purposes of this paragraph, beneficial ownership and whether a holder is a member of a Section 13(d) group shall be calculated and determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder. For purposes of this Warrant, in determining the number of outstanding Ordinary Shares (including Ordinary Shares underlying outstanding ADSs), the Holder may rely on the number of outstanding Ordinary Shares as reflected in (x) the Company’s most recent Current Report on Form 6-K reporting quarterly financial results of the Company or Annual Report on Form 20-F, as the case may be, filed with the Commission prior to the date hereof, (y) a more recent public announcement by the Company or (z) any other notice by the Company, the transfer agent for the Ordinary Shares or the Depositary setting forth the number of Ordinary Shares outstanding (including Ordinary Shares underlying outstanding ADSs). Upon the written request of the Holder, the Company shall within three (3) Trading Days confirm in writing or by electronic mail to the Holder the number of Ordinary Shares then outstanding (including Ordinary Shares underlying outstanding ADSs). In any case, the number of outstanding Ordinary Shares (including Ordinary Shares underlying outstanding ADSs) shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder since the date as of which such number of outstanding Ordinary Shares was reported. By written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage specified not in excess of 19.99% specified in such notice; provided that any such increase will not be effective until the sixty-first (61st) day after such notice is delivered to the Company. For purposes of this Section 1l(a), the aggregate number of Ordinary Shares or voting securities beneficially owned by the Holder and its Affiliates and any other Persons who are members of a Section 13(d) group with such Holder or its Affiliates shall include the ADSs (and underlying Warrant Shares) issuable upon (x) the exercise of this Warrant with respect to which such determination is being made, but shall exclude the number of Warrant ADSs which would be issuable upon exercise of the remaining unexercised and non-cancelled portion of this Warrant by the Holder and (y) the exercise or conversion of the unexercised, non-converted or non-cancelled portion of any other securities of the Company that do not have voting power (including without limitation any securities of the Company which would entitle the holder thereof to acquire at any time ADSs or Ordinary Shares, including without limitation any debt, preferred shares, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, ADSs or Ordinary Shares), is subject to a limitation on conversion or exercise analogous to the limitation contained herein and is beneficially owned by the Holder or any of its Affiliates and other Persons who are members of a Section 13(d) group with such Holder or its Affiliates.

(b)This Section 11 shall not restrict the number of ADSs which a Holder may receive or beneficially own in order to determine the amount of securities or other consideration that such Holder may receive in the event of a Fundamental Transaction as contemplated in Section 9 of this Warrant.

12.No Fractional Shares. No fractional Warrant ADSs will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares that would otherwise be issuable, the number of Warrant ADSs to be issued shall be rounded down to the next whole number and the Company shall pay the Holder in cash the fair market value (based on the Closing Sale Price) for any such fractional ADSs.

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13.Notices. Any and all notices or other communications or deliveries hereunder (including, without limitation, any Exercise Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile or confirmed e-mail at the facsimile number or e-mail address specified in the books and records of the Depositary and the Company prior to 5:30 P.M., New York City time, on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or confirmed e-mail at the facsimile number or e-mail address specified in the books and records of the Depositary and the Company on a day that is not a Trading Day or later than 5:30 P.M., New York City time, on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service specifying next business day delivery, or (iv) upon actual receipt by the Person to whom such notice is required to be given, if by hand delivery.

14.Warrant Agent. The Company shall initially serve as warrant agent under this Warrant. Upon thirty (30) days’ notice to the Holder, the Company may appoint a new warrant agent. Any corporation into which the Company or any new warrant agent may be merged or any corporation resulting from any consolidation to which the Company or any new warrant agent shall be a party or any corporation to which the Company or any new warrant agent transfers substantially all of its corporate trust or shareholders services business shall be a successor warrant agent under this Warrant without any further act. Any such successor warrant agent shall promptly cause notice of its succession as warrant agent to be mailed (by first class mail, postage prepaid) to the Holder at the Holder’s last address as shown on the Warrant Register.

15.Term of Exercise. Subject to the terms and conditions set forth herein, this Warrant shall be exercisable, in whole or in part, during the term commencing on the Original Issue Date and ending at 5:00 p.m., New York time, on the seventh anniversary of the Original Issue Date.

16.Miscellaneous.

(a)No Rights as a Shareholder. The Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a holder of ADRs, ADSs or Ordinary Shares of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of shares, reclassification of shares, consolidation, merger, amalgamation, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant ADSs which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. The Holder has no right to participate in new issues of securities by the Company.

(b)Authorized Shares. (i) Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its constitution or through any reorganization, transfer of assets, consolidation, merger, dissolution,

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issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment.
Without limiting the generality of the foregoing, the Company will (a) take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable Warrant ADSs (including Warrant Shares underlying such Warrant ADSs) upon the exercise of this Warrant, and (b) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof as may be necessary to enable the Company to perform its obligations under this Warrant.

(ii)    Before taking any action which would result in an adjustment in the number of Warrant ADSs for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.

(c)Successors and Assigns. Subject to compliance with applicable securities laws, this Warrant may be assigned by the Holder. This Warrant may not be assigned by the Company without the written consent of the Holder. This Warrant shall be binding on and inure to the benefit of the Company and the Holder and their respective successors and assigns. Subject to the preceding sentence, nothing in this Warrant shall be construed to give to any Person other than the Company and the Holder any legal or equitable right, remedy or cause of action under this Warrant. This Warrant may be amended only in writing signed by the Company and the Holder, or their successors and assigns.

(d)Amendment and Waiver. Except as otherwise provided herein, the provisions of the Warrants may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

(e)Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

(f)Governing Law; Jurisdiction. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF, EXCEPT THAT ALL MATTERS GOVERNING THE AUTHORIZATION AND EXECUTION OF THIS WARRANT BY THE COMPANY SHALL BE GOVERNED BY THE LAWS OF THE STATE OF VICTORIA AND THE COMMONWEALTH OF AUSTRALIA. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING

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WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT. EACH OF THE COMPANY AND THE HOLDER HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PERSON AT THE ADDRESS IN EFFECT FOR NOTICES TO IT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH OF THE COMPANY AND THE HOLDER HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

(g)Headings. The headings herein are for convenience only, do not constitute a part of this Warrant and shall not be deemed to limit or affect any of the provisions hereof.

(h)Severability. In case any one or more of the provisions of this Warrant shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Warrant shall not in any way be affected or impaired thereby, and the Company and the Holder will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Warrant.

(i)ASX Listing Rules. The terms of this Warrant and the rights of the Holder hereunder, are at all times subject to the terms of the ASX Listing Rules.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed by its authorized officer as of the date first indicated above.

MESOBLAST LIMITED
By:

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Name: Title:

Silviu Itescu Chief Executive

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SCHEDULE 1

FORM OF EXERCISE NOTICE

[To be executed by the Holder to purchase ADSs under the Warrant] Ladies and Gentlemen:
(1)The undersigned is the Holder of Warrant No [•] (the “Warrant”) issued by Mesoblast Limited, a corporation incorporated under the laws of Australia (the “Company”). Capitalized terms used herein and not otherwise defined herein have the respective meanings set forth in the Warrant.

(2)The undersigned hereby exercises its right to purchase Warrant ADSs pursuant to the Warrant.

(3)The Holder intends that payment of the Exercise Price shall be made as a Cash Exercise. The Holder shall pay the sum of US$[•] in accordance with the terms of the Warrant in immediately available funds to the Company.

(4)Pursuant to this Exercise Notice, the Company shall deliver to the Holder Warrant ADSs determined in accordance with the terms of the Warrant.

(5)By its delivery of this Exercise Notice, the undersigned represents and warrants to the Company that in giving effect to the exercise evidenced hereby the Holder will not beneficially own in excess of the number of Ordinary Shares (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended) permitted to be owned under Section 11(a) of the Warrant to which this notice relates.

Dated:         Name of Holder:      By:         Name:         Title:

(Signature must conform in all respects to name of Holder as specified on the face of the Warrant)

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SCHEDULE 2

FORM OF LETTER OF TRANSMITTAL

(See attached.)

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DR – LETTER OF TRANSMITTAL FOR US REGISTERED SECURITIES

BROKER / CUSTOMER TO COMPLETE ALL HIGHLIGHTED INFORMATION

Date of Deposit:     , 20

To:

As Custodian for JPMorgan Chase Bank, N.A. (the “Custodian”)

(Name and address of Custodian)

and

JPMorgan Chase Bank, N.A., as depositary 500 Stanton Christiana Road
Newark, DE 19713 USA
Attn: Depositary Receipt - Operations Dear Sirs:

Reference is hereby made to the Deposit Agreement, dated as of November 2, 2015 (the “Deposit Agreement”), among Mesoblast Limited, an Australian company (the “Company”), JPMorgan Chase Bank, as depositary (the “Depositary”), and all holders from time to time of American Depositary Receipts issued thereunder. Unless otherwise defined herein, all capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Deposit Agreement.

The Company certifies, confirms, represents, warrants, agrees and covenants that it has delivered the following securities (the “Deposited Securities”) to the Custodian, on behalf of the undersigned in connection with the exercise of warrants held and owned by the undersigned depositor (the “Depositor”), and that the Deposited Securities have been registered in name of “JPMorgan Chase Bank, N.A. as depositary for the benefit of holders of American Depositary Receipts” and the Depositary is the record holder of such Deposited Securities with full legal title thereto, and requests that such Deposited Shares be accepted for deposit under the Deposit Agreement:

Class of share (e.g. ordinary, preferred, common): ordinary shares.

Share Extract/Deposit Date    Share Certificate Number (if any)    No. of Shares
n/a

4853-3746-0046 v.3

In connection with the deposit of the Deposited Securities, the Depositor and any person on whose behalf it may be acting, certifies, confirms, represents, warrants, agrees and covenants to you that
(1) he, she or it has read all of the representations and warranties applicable to it that are set forth in the Deposit Agreement, including, without limitation, those set forth in paragraph (1) of the form of ADR attached to the Deposit Agreement, (2) all of such representations and warranties set forth in the Deposit Agreement are incorporated herein by this reference, and are deemed to be a part hereof as if directly set forth herein, (3) the deposit being made under this Letter of Transmittal and pursuant to such Deposit Agreement is being made in compliance with the representations, warranties and provisions of such Deposit Agreement and all applicable laws, rules and regulations, and (4) by depositing such Deposited Securities he, she or it will become a party to and be bound by the provisions of the Deposit Agreement.

Each of the Depositor and the undersigned Company hereby further certifies, confirms, represents and warrants that the Deposited Securities have been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), on a Registration Statement on Form F- 3 (File No. 333-     ) (the “Registration Statement”), which was properly filed and declared effective by the U.S. Securities and Exchange Commission (the “Commission”) on
    , 20 , and such Registration Statement continues to remain effective on the date hereof.

Each of the Depositor and the Company signing below hereby further certifies, confirms, represents, warrants, agrees and covenants that: (1) neither the Depositor nor any person(s) on whose behalf the Deposited Securities are being presented for deposit against the issuance of American Depositary Shares or Global Depositary Shares (in either case, "DSs") is an “issuer” of such Deposited Securities or is directly or indirectly acting for such “issuer” or is an “affiliate” (as defined in Rule 144(a)(1) promulgated under the Securities Act) of such "issuer", (2) the Deposited Securities are not “restricted securities” (as defined in Rule 144(a)(3) promulgated under the Securities Act), (3) neither the Depositor nor any such other person(s) has purchased any of such Deposited Securities from an “issuer” with a view to distribution, is proposing to offer or sell any of such Deposited Securities for an “issuer” in connection with the distribution of such Deposited Securities, or is participating, or has a direct or indirect participation, in any such undertaking or in the direct or indirect underwriting of any such undertaking, (4) such Deposited Securities do not constitute the whole or a part of an unsold allotment to or subscription by a “dealer”, as a participant in the distribution of such Deposited Securities by the Company issuing the same or by or through an “underwriter”; (5) t h e De po s i t o r is currently able to sell and/or resell all of the DSs issuable upon the deposit of such securities in a single transaction pursuant to the effective Registration Statement and any “prospectus delivery requirements” under the Securities Act have been, or will be at the time of sale of such DSs, complied with, (6) the Company and the Depositor meet all of the requirements for the registration, and the sale and/or resale, of such DSs issuable on the deposit of the Deposited Securities under the Securities Act on the Form Registration Statement, (7) any sales of the DSs issuable upon the deposit of such Deposited Securities will be made in compliance with the requirements of the Securities Act, the Registration Statement, including, without limitation, the “Plan of Distribution” contained in the prospectus included therein, and all other applicable securities and other laws, and (8) (a) if the Registration Statement, or the prospectus included therein, at any time is or becomes (i) no longer “effective,” or such “effectiveness” is or becomes suspended, under the Securities Act for the sale and/or resale of such DSs issuable upon deposit of such Deposited Securities in accordance with its terms for any

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reason, (ii) subject to any “stop order” by the Commission, or (iii) unusable, and/or (b) if either the Depositor or the Company is informed or becomes aware that the Registration Statement, or the prospectus included therein, is, or may potentially be or may potentially become, (i) no longer so “effective,” or such “effectiveness” is suspended, or may potentially be or may potentially become, suspended, under the Securities Act for the sale and/or resale of such DSs issuable upon deposit of such Deposited Securities in accordance with its terms for any reason, (ii) subject to any such “stop order” by the Commission, or (iii) unusable, in each case, for any reason, the Depositor and the Company shall so inform the Depositary in writing of such fact or circumstances, and shall surrender the DSs issuable in connection with this Letter of Transmittal for cancellation and surrender of the underlying Deposited Securities and shall comply with all laws and regulations, including, without limitation, the Securities Act, with respect to such withdrawn Deposited Securities.

For the purposes of this certification the term “issuer” includes not only the Company but also any person directly or indirectly controlling, controlled by or under direct or indirect common control with the Company; the term “dealer” means any person who engages either for all or part of his time, directly or indirectly, as agent, broker, or principal, in the business of offering, buying, selling, or otherwise dealing or trading in securities issued by another person; the term “underwriter” means any person who has purchased from the “issuer” the securities presented for deposit with a view to, or offers or sells for the “issuer” in connection with, the distribution of any such securities, or participates or has a direct or indirect participation in any such undertaking, or participates or has a participation in the direct or indirect underwriting of any such undertaking; but the term “underwriter” does not include a person whose interest is limited to a commission from an underwriter or dealer not in excess of the usual and customary distributors’ or seller’ commission.

Each of the Depositor and Company signing below hereby further certifies, confirms, represents, warrants, agrees, covenants and guarantees that: (1) the Deposited Securities are not subject to any pre-emptive or similar rights; (2) the Deposited Securities are duly authorized, validly issued, fully paid and non-assessable, and were legally obtained by the Depositor; (3) all pre-emptive (and similar) rights with respect to the Deposited Securities have been validly waived or exercised; (4) the Depositor is duly authorized to deposit the Deposited Securities and has fulfilled all requirements of applicable law or regulation with respect to the Deposited Securities or the deposit thereof against the issuance of DSs; (5) the Deposited Securities are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim; (6) the Deposited Securities have not been stripped of any rights or entitlements; (7) the Deposited Securities are not subject to any unfulfilled requirements of applicable law or regulation; (8) the deposit of the Deposited Securities with JPMorgan Chase Bank, N.A., the entry in the register of members of the Company of JPMorgan Chase Bank, N.A. as the registered holder of the Deposited Securities, the issuance of DSs representing the Deposited Securities, and any offer, transfer, sale, pledge or other disposition of the DSs or the Deposited Securities represented thereby do not conflict with or result in a breach of any terms or provisions of the Company's governing charter documents or any law, rule or regulation, and do not require any order, consent, permit, license, validation, exemption, authorization or approval of or registration with any governmental authority or agency or other official body; and (9) there are no restrictions under law on the transfer of any of the Deposited Securities or the rights of the holder of the Deposited Securities to hold or vote such Deposited Securities.

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Kindly instruct JPMorgan Chase Bank, N.A., in its capacity as depositary, by cable or SWIFT to deliver the relative DSs against payment of any issuance fees and charges to:

US Broker Name (DTC Participant Name):      US Broker DTC Participant Number:      US Broker Contact Person:      Email and phone number of Contact Person:      Email and phone number of local broker (if any):      A/C Name:      A/C Number:      Sub A/C Name (if any):      Sub A/C Number (if any):

The Depositor understands that in order for the person/entity in whose name the DSs are to be registered to receive any distributions without withholding, a Form W-9 or Form W-8 must be properly submitted to the Depositary.

In consideration of your so doing, each of the undersigned Depositor and Company does hereby, for itself, and its successors and assigns, unconditionally guarantee to the Depositary and the Custodian, and each of their respective successors and assigns, that the Deposited Securities are genuine and that we have good title to them, and that there are no stops or restraints against the same on the books of the above Company or otherwise, and we agree at all times hereafter that if for any reason the Depositary, the Custodian or any other party or parties should make claim on said Deposited Securities or declare said Deposited Securities to be invalid, if for any reason JPMorgan Chase Bank, N.A. is not recognized or at any time fails to continue to be recognized as the holder or the certification made above was not true when made, we will, upon request, substitute other valid securities, and in addition, we agree to at all times hereafter indemnify and save harmless the Depositary and the Custodian, and each of their respective successors and assigns, against all loss or damage to it and its agents by reason hereof and/or by reason of breach of the above certification.

Each of the Depositor and the Company will at all times hereafter indemnify and save harmless the Depositary, the Custodian and each of their respective officers, directors, employees, agents, affiliates, successors and assigns, against, and hold them harmless from, any and all liabilities, losses, claims, actions, costs, damages, penalties, fines, obligations, transfer or other taxes, duties, stamps and/or other governmental charges, and expenses of any kind whatsoever (including, without limitation, reasonable attorneys' fees and expenses) (each a "Liability" and any one or more of them "Liabilities") that may be imposed on, incurred by or asserted against any of them in connection with or arising out of or by reason of (i) this Letter of Transmittal or the transactions contemplated herein, including without limitation, the deposit of the Deposited Securities with the Depositary or the Custodian, the entry of the Depositary or its nominee as the registered holder of the Deposited Securities, the issuance of DSs representing the Deposited Securities, any offer, transfer, sale, pledge or other disposition of the DSs or the Deposited Securities represented thereby, any surrender and cancellation of DSs, any withdrawal of Deposited Securities represented by DSs; or (ii) any actions or omissions to act in accordance with instructions set forth in this Letter of Transmittal; or (iii) the breach or inaccuracy of any of the acknowledgements, representations,

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warranties, certifications, confirmations, agreements, covenants or guarantees contained herein, including, without limitation, Liabilities arising out of any claim against any of them by any registered holder or beneficial owner of the DSs issued in accordance with the instructions set forth herein and/or any transferee or pledgee thereof.

Each of the Depositor and the Company acknowledges and agrees that its indemnities, acknowledgements, certifications, confirmations, representations, warranties, agreements, covenants and guarantees herein shall survive the deposit of Deposited Securities hereunder, the issuance of DSs representing the Deposited Securities, any offer, transfer, sale, pledge or other disposition of the DSs or the Deposited Securities represented thereby, any surrender and cancellation of DSs, and any withdrawal of Deposited Securities represented by DSs.

Delivery of an executed copy of this Letter of Transmittal by facsimile or other electronic transmission (including “.pdf”, “.tif” or similar format) shall be effective as delivery of a manually executed version hereof.

This Letter of Transmittal shall be governed by and construed in accordance with the internal laws of the State of New York.

Certified and Agreed to as of the date first above written:

DEPOSITOR:
(Firm Name)

By:         Name:     Title:     Contact Phone Number:

N.B. An official signature is required.

COMPANY:

Mesoblast Limited

(Company Name)

By:         Name:     Title: Company Secretary
Contact Phone Number:

N.B. An official signature is required.

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